EXHIBIT 5.1
                                                                     -----------


VEDDER PRICE                       VEDDER, PRICE, KAUFMAN & KAMMHOLZ
                                   222 NORTH LASALLE STREET
                                   CHICAGO, ILLINOIS 60601-1003
                                   312-609-7500
                                   FACSIMILE:  312-609-5005

                                   A PARTNERSHIP INCLUDING VEDDER, PRICE,
                                   KAUFMAN & KAMMHOLZ, P.C.
                                   WITH OFFICES IN CHICAGO AND NEW YORK CITY

                                   August 15, 2000



PrivateBancorp, Inc.
Ten North Dearborn Street
Chicago, Illinois  60602

     Re:  Registration Statement on Form S-8
          ----------------------------------

Gentlemen:

     We are acting as counsel to PrivateBancorp, Inc. (the "Company") in connection with the filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement") relating to up to 325,000 shares of the Company's common stock, without par value (the "Common Stock"). The Common Stock is issuable under the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan, as amended, effective as of May 25, 2000, and the PrivateBank and Trust Company Savings and Retirement Plan (the "Plans"). We have acted as counsel for the Company in connection with the Registration Statement.

     In connection with our opinion, we have examined originals, or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Certificate of Incorporation, the Amended and Restated By-Laws of the Company, the PrivateBancorp, Inc. Amended and Restated Stock Incentive Plan, as amended, the PrivateBank and Trust Company Savings and Retirement Plan, as well as such other corporate records, documents and other papers as we deemed necessary to examine for purposes of this opinion. We have assumed the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic and the genuineness of all signatures.

     Based on the foregoing, we are of the opinion that the 325,000 shares of Common Stock when issued by the Company in accordance with the Plans will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock.

     The opinion expressed herein is limited to the Federal securities laws and the laws of the State of Illinois currently in effect.

     We hereby consent to the use of this opinion in connection with the Registration Statement and to references to our firm therein.

                                   Sincerely yours,

                                   VEDDER, PRICE, KAUFMAN & KAMMHOLZ